VERSATECH, INC.

                 WRITTEN CONSENT IN LIEU OF A
           SPECIAL MEETING OF THE BOARD OF DIRECTORS

                          March 23, 2003

     In lieu of a Special Meeting of the Board of Directors of VersaTech, Inc., a Nevada corporation, (the "Corporation"), the
Directors of the Corporation agree to the following resolutions:

Authorization and Approval to Issue Shares and File Form S-8
------------------------------------------------------------

     RESOLVED, That the Board of Directors of the Corporation shall and hereby do authorize its officers of the Corporation to issue, or cause to be issued, an aggregate of 525,000 shares to the following employees and consultants to the Corporation in exchange for services rendered to the Corporation, such shares to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by filing a Form S-8, the form of which is attached hereto, be and the same hereby is, in all respects, authorized, approved, ratified and confirmed. Each of the listed individuals has provided bona-fide services to the company which are not connected in any manner to the offer or sale of a security in a capital raising transaction and which did not, either directly or indirectly, promote or maintain a market for VersaTech=s securities.

     Employee or Consultant             Number of Shares
     ----------------------             ----------------

     Mary Magouirk                      25,000
     Steven M. Kaplan                   300,000
     Tab K. Rosenfeld                   200,000


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
     The Directors, by signing this consent, waive notice of the time, place and purpose of the Special Meeting of the Board of Directors and agree to the transaction of the business of the Special Meeting by written consent of the Board of Directors in lieu of such Special Meeting, such written consent to be effective as of the date first above-written. This consent may be executed in two or more counterparts.

APPROVED: DIRECTORS


/s/ MICHAEL J. DAILY                    /s/ STEVE KRAKONCHUK
-----------------------                 -----------------------
Michael J. Daily                        Steve Krakonchuk



/s/ GARY STAFFORD                       /s/ ANTHONY SPIRITOSANTO
-----------------------                 ------------------------
Gary Stafford                           Anthony Spiritosanto





















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

                      CERTIFICATE OF SECRETARY
                                 OF
                           VERSATECH, INC.
                                 FOR
                     WRITTEN CONSENT IN LIEU OF
             A SPECIAL MEETING OF THE BOARD OF DIRECTORS

     I, Anthony Spiritosanto, Secretary of VersaTech, Inc., (the "Corporation"), hereby certify that I am the duly-elected Secretary of the Corporation and that as such Secretary, that the foregoing resolution contained in the attached minutes, dated March 23, 2003, were approved by a consent of the Board of Directors in lieu of a Special Meeting of the Board of Directors.

     IN WITNESS WHEREOF, I have signed this Certificate to be effective as of the 23rd day of March, 2003.


                                    /s/  ANTHONY SPIRITOSANTO
                                    -------------------------------
                                    Anthony Spiritosanto, Secretary







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